News Release

Trustmark Corporation Announces Third Quarter 2011 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Mississippi – October 25, 2011 – Trustmark Corporation (NASDAQ:TRMK) reported net income available to common shareholders of $27.0 million in the third quarter of 2011, which represented basic and diluted earnings per common share of $0.42.  Trustmark’s performance during the quarter produced a return on average tangible common equity of 12.04% and a return on average assets of 1.12%.  During the first nine months of 2011, Trustmark’s net income available to common shareholders totaled $82.6 million, which represented basic and diluted earnings per share of $1.29.  Trustmark’s performance during the first nine months of 2011 resulted in a return on tangible common equity of 12.80% and a return on average assets of 1.15%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share.  The dividend is payable December 15, 2011, to shareholders of record on December 1, 2011.

Gerard R. Host, President and CEO, stated, “Trustmark continued to post strong financial performance as reflected in expanded profitability in our mortgage banking, wealth management and insurance businesses.  Our banking business also experienced solid results due in part to continued improvement in credit quality, including reductions in nonperforming loans and net charge-offs.  We continued investments to support revenue growth, including expanding our banking services to the Starkville, Mississippi market as well as opening a mortgage banking office in Birmingham, Alabama.    Thanks to our dedicated associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and take advantage of opportunities to create value for our shareholders.”

Credit Quality
•	Nonperforming loans declined 17.7% while nonperforming assets fell 10.4%
•	Net charge-offs totaled $5.4 million and represented 0.36% of average loans
•	Allowance for loan losses represented 248.8% of nonperforming loans, excluding impaired loans

During the third quarter, nonperforming loans (excluding covered loans) decreased $21.4 million, or 17.7%, relative to the prior quarter to total $99.6 million, or 1.66% of total loans, marking six consecutive quarters of improvement.  Foreclosed other real estate (excluding covered ORE) decreased $402 thousand from the prior quarter to total $89.6 million.  Collectively, nonperforming assets decreased $21.8 million, or 10.4%, to total $189.2 million at September 30, 2011.  Trustmark has continued to make progress in the resolution of nonperforming assets as balances during the last 12 months decreased $54.9 million, or 22.5%, including a $40.2 million reduction in the Florida market.

Net charge-offs during the third quarter totaled $5.4 million and represented 0.36% of average loans (excluding covered loans).  The provision for loan losses totaled $8.0 million.  During the third quarter, Trustmark experienced a $26.3 million or 5.9% decline in criticized loans relative to the prior quarter.  Relative to figures one year earlier, criticized loan balances decreased $84.4 million, or 16.8%, due in large part to a $51.5 million decline in the Florida market.

Allocation of Trustmark’s $89.5 million allowance for loan losses represented 1.94% of commercial loans and 0.76% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.55% as of September 30, 2011.  The allowance for loan losses represented 248.8% of nonperforming loans, excluding impaired loans.  All of these ratios exclude covered assets (covered loans and covered other real estate).

Trustmark continued to make significant progress in the resolution of its construction and land development portfolio in Florida.  During the last 12 months, this portfolio was reduced by 30.5% to total $101.5 million.  At September 30, 2011, the associated reserve for loan losses on this portfolio totaled $11.4 million, or 11.2%.  Trustmark remains focused on managing credit risks resulting from current economic and real estate market conditions.

Capital Strength
•	Tangible common equity to tangible assets expanded to 9.74%
•	Total risk-based capital increased to 16.78%

Trustmark’s consistent profitability and sound balance sheet management continued to be reflected in its solid capital position.  Tangible common equity totaled $915.6 million and represented 9.74% of tangible assets at September 30, 2011.  Total risk-based capital increased to 16.78%, significantly exceeding the 10% regulatory requirement to be classified as “well-capitalized.”  Trustmark’s strong capital base provides flexibility to support organic growth as well as acquisition opportunities that strengthen the value of the franchise.

Balance Sheet Management
•	Average earning assets remained stable at $8.5 billion
•	Net interest income (FTE) totaled $89.3 million

Loans, including loans held for investment and covered loans, totaled $5.9 billion at September 30, 2011, a decrease of $132.1 million from the prior quarter.  Trustmark’s efforts to reduce exposure to construction and land development lending as well as the decision to discontinue indirect auto financing continued to be reflected in loan totals as these portfolios declined $33.5 million and $27.8 million, respectively.  In addition, current economic conditions continued to constrain the demand for credit.

Average earning assets during the third quarter totaled $8.5 billion, a decrease of $49.5 million from the prior quarter.  Growth in average investment securities was more than offset by a decline in average loans during the third quarter.  Average deposits decreased $117.9 million, or 1.5%, relative to the prior quarter to total $7.6 billion.  A seasonal reduction in public funds was the principle cause for the 3.6% decline in average interest-bearing deposits; average noninterest-bearing deposits increased 5.6% to represent 23.8% of average deposits in the third quarter of 2011.

Net interest income (FTE) totaled $89.3 million during the third quarter, a decrease of $2.1 million from the prior quarter.  The decline in net interest income was primarily attributable to repricing of fixed rate assets to lower yields as well as accelerated premium amortization within the investment portfolio driven by the decline in interest rates during the quarter.  Prudent asset and liability management, including disciplined loan and deposit pricing, continued to produce a strong net interest margin of 4.17% during the third quarter.

Noninterest Income
•	Noninterest income totaled $44.3 million
•	Fee income represented 33.1% of total revenue

Service charges on deposit accounts during the third quarter totaled $13.7 million, an increase of $829 thousand from the prior quarter principally due to an increase in the occurrence of NSF transactions.  When compared to figures one year earlier, services charges were down $813 thousand, due in large part to a reduction in NSF fees resulting from the impact of regulatory changes.  Bank cards and other fees totaled $7.0 million during the third quarter, up $179 thousand from the prior quarter and up $798 thousand from figures one year earlier as a result of increased debit card usage.

Trustmark continued to achieve solid financial performance from its diverse financial services businesses.  Mortgage banking income totaled $9.8 million during the third quarter, an increase of $3.5 million from the prior quarter, reflecting stable mortgage servicing income, increased secondary marketing gains and successful hedging programs.  In addition, insurance revenue totaled $7.5 million, an increase of 9.5%, reflecting a seasonal increase in commercial property and casualty income relative to the prior quarter.  Income from wealth management services totaled $6.0 million during the third quarter, an increase of 4.0% from the prior quarter.   Other income totaled $234 thousand in the third quarter, in line with the prior quarter when adjusted for the $7.5 million nonrecurring bargain purchase gain associated with an FDIC assisted transaction in the second quarter.

Noninterest Expense
•	Salary and employee benefits expense growth contained to 1.1%
•	ORE/Foreclosure expense totaled $5.6 million

During the third quarter of 2011, noninterest expense totaled $85.5 million, an increase of $4.1 million from the prior quarter.  There were several notable items in the quarter, including costs associated with the resolution of long-standing litigation, expenses related to the realignment of certain business units, as well as compensatory mortgage foreclosure fees that collectively totaled $2.5 million.  Adjusting for these notable items, noninterest expense increased $1.6 million, or 2.0%, relative to the prior quarter.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 26, 2011, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877)317-6789, passcode 446676, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Thursday, November 3, 2011, in archived format at the same web address or by calling (877)344-7529, passcode 446676.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices in Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission in this report could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2011 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2011	6/30/2011	9/30/2010	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,150,117	$2,142,978	$1,654,335	$7,139	0.3%	$495,782	30.0%
Securities AFS-nontaxable	170,714	151,471	111,959	19,243	12.7%	58,755	52.5%
Securities HTM-taxable	52,868	73,739	143,124	(20,871)	-28.3%	(90,256)	-63.1%
Securities HTM-nontaxable	24,062	25,797	37,703	(1,735)	-6.7%	(13,641)	-36.2%
Total securities	2,397,761	2,393,985	1,947,121	3,776	0.2%	450,640	23.1%
Loans (including loans held for sale)	5,985,730	6,044,232	6,230,961	(58,502)	-1.0%	(245,231)	-3.9%
Covered loans	83,811	77,858	-	5,953	7.6%	83,811	n/m
Fed funds sold and rev repos	5,801	6,807	8,418	(1,006)	-14.8%	(2,617)	-31.1%
Other earning assets	32,327	32,028	33,615	299	0.9%	(1,288)	-3.8%
Total earning assets	8,505,430	8,554,910	8,220,115	(49,480)	-0.6%	285,315	3.5%
Allowance for loan losses	(88,888)	(94,771)	(102,528)	5,883	-6.2%	13,640	-13.3%
Cash and due from banks	216,134	216,483	214,736	(349)	-0.2%	1,398	0.7%
Other assets	939,780	937,503	885,600	2,277	0.2%	54,180	6.1%
Total assets	$9,572,456	$9,614,125	$9,217,923	$(41,669)	-0.4%	$354,533	3.8%

Interest-bearing demand deposits	$1,558,318	$1,579,894	$1,363,377	$(21,576)	-1.4%	$194,941	14.3%
Savings deposits	2,133,437	2,277,220	1,888,121	(143,783)	-6.3%	245,316	13.0%
Time deposits less than $100,000	1,232,374	1,255,496	1,276,088	(23,122)	-1.8%	(43,714)	-3.4%
Time deposits of $100,000 or more	877,951	904,106	957,148	(26,155)	-2.9%	(79,197)	-8.3%
Total interest-bearing deposits	5,802,080	6,016,716	5,484,734	(214,636)	-3.6%	317,346	5.8%
Fed funds purchased and repos	462,294	396,618	522,523	65,676	16.6%	(60,229)	-11.5%
Short-term borrowings	85,678	92,077	202,017	(6,399)	-6.9%	(116,339)	-57.6%
Long-term FHLB advances	2,413	2,333	-	80	3.4%	2,413	n/m
Subordinated notes	49,825	49,817	49,793	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	70,104	-	0.0%	(8,248)	-11.8%
Total interest-bearing liabilities	6,464,146	6,619,417	6,329,171	(155,271)	-2.3%	134,975	2.1%
Noninterest-bearing deposits	1,811,472	1,714,778	1,629,122	96,694	5.6%	182,350	11.2%
Other liabilities	85,404	98,154	104,576	(12,750)	-13.0%	(19,172)	-18.3%
Total liabilities	8,361,022	8,432,349	8,062,869	(71,327)	-0.8%	298,153	3.7%
Shareholders' equity	1,211,434	1,181,776	1,155,054	29,658	2.5%	56,380	4.9%
Total liabilities and equity	$9,572,456	$9,614,125	$9,217,923	$(41,669)	-0.4%	$354,533	3.8%

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2011	6/30/2011	9/30/2010	$ Change	% Change	$ Change	% Change
Cash and due from banks	$245,132	$221,853	$196,136	$23,279	10.5%	$48,996	25.0%
Fed funds sold and rev repos	8,810	4,576	6,655	4,234	92.5%	2,155	32.4%
Securities available for sale	2,476,905	2,399,042	1,968,624	77,863	3.2%	508,281	25.8%
Securities held to maturity	71,046	87,923	168,849	(16,877)	-19.2%	(97,803)	-57.9%
Loans held for sale (LHFS)	210,269	123,244	268,137	87,025	70.6%	(57,868)	-21.6%
Loans held for investment (LHFI), excluding covered loans	5,783,712	5,906,316	5,998,704	(122,604)	-2.1%	(214,992)	-3.6%
Allowance for loan losses	(89,463)	(86,846)	(94,458)	(2,617)	3.0%	4,995	-5.3%
Net LHFI, excluding covered loans	5,694,249	5,819,470	5,904,246	(125,221)	-2.2%	(209,997)	-3.6%
Covered loans	79,064	88,558	-	(9,494)	-10.7%	79,064	n/m
Net LHFI and covered loans	5,773,313	5,908,028	5,904,246	(134,715)	-2.3%	(130,933)	-2.2%
Premises and equipment, net	141,639	140,640	143,393	999	0.7%	(1,754)	-1.2%
Mortgage servicing rights	43,659	50,111	41,972	(6,452)	-12.9%	1,687	4.0%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	14,861	15,651	17,181	(790)	-5.0%	(2,320)	-13.5%
Other real estate, excluding covered other real estate	89,597	89,999	84,722	(402)	-0.4%	4,875	5.8%
Covered other real estate	7,197	7,485	-	(288)	-3.8%	7,197	n/m
FDIC indemnification asset	33,436	33,327	-	109	0.3%	33,436	n/m
Other assets	298,953	325,468	325,886	(26,515)	-8.1%	(26,933)	-8.3%
Total assets	$9,705,921	$9,698,451	$9,416,905	$7,470	0.1%	$289,016	3.1%

Deposits:
Noninterest-bearing	$1,871,040	$1,806,908	$1,709,311	$64,132	3.5%	$161,729	9.5%
Interest-bearing	5,698,684	5,825,426	5,316,025	(126,742)	-2.2%	382,659	7.2%
Total deposits	7,569,724	7,632,334	7,025,336	(62,610)	-0.8%	544,388	7.7%
Fed funds purchased and repos	576,672	539,693	633,065	36,979	6.9%	(56,393)	-8.9%
Short-term borrowings	98,887	90,156	318,457	8,731	9.7%	(219,570)	-68.9%
Long-term FHLB advances	741	2,794	-	(2,053)	-73.5%	741	n/m
Subordinated notes	49,831	49,823	49,798	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	70,104	-	0.0%	(8,248)	-11.8%
Other liabilities	126,604	129,025	161,353	(2,421)	-1.9%	(34,749)	-21.5%
Total liabilities	8,484,315	8,505,681	8,258,113	(21,366)	-0.3%	226,202	2.7%
Common stock	13,359	13,359	13,311	-	0.0%	48	0.4%
Capital surplus	264,750	263,940	254,288	810	0.3%	10,462	4.1%
Retained earnings	923,891	911,797	881,545	12,094	1.3%	42,346	4.8%
Accum other comprehensive
income, net of tax	19,606	3,674	9,648	15,932	n/m	9,958	n/m
Total shareholders' equity	1,221,606	1,192,770	1,158,792	28,836	2.4%	62,814	5.4%
Total liabilities and equity	$9,705,921	$9,698,451	$9,416,905	$7,470	0.1%	$289,016	3.1%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2011 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2011	6/30/2011	9/30/2010	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$79,256	$80,202	$83,374	$(946)	-1.2%	$(4,118)	-4.9%
Interest on securities-taxable	18,115	20,374	18,641	(2,259)	-11.1%	(526)	-2.8%
Interest on securities-tax exempt-FTE	2,155	2,115	2,080	40	1.9%	75	3.6%
Interest on fed funds sold and rev repos	5	7	9	(2)	-28.6%	(4)	-44.4%
Other interest income	329	333	332	(4)	-1.2%	(3)	-0.9%
Total interest income-FTE	99,860	103,031	104,436	(3,171)	-3.1%	(4,576)	-4.4%
Interest on deposits	9,455	9,936	11,609	(481)	-4.8%	(2,154)	-18.6%
Interest on fed funds pch and repos	216	216	294	-	0.0%	(78)	-26.5%
Other interest expense	842	1,420	1,631	(578)	-40.7%	(789)	-48.4%
Total interest expense	10,513	11,572	13,534	(1,059)	-9.2%	(3,021)	-22.3%
Net interest income-FTE	89,347	91,459	90,902	(2,112)	-2.3%	(1,555)	-1.7%
Provision for loan losses	7,978	8,116	12,259	(138)	-1.7%	(4,281)	-34.9%
Net interest income after provision-FTE	81,369	83,343	78,643	(1,974)	-2.4%	2,726	3.5%
Service charges on deposit accounts	13,680	12,851	14,493	829	6.5%	(813)	-5.6%
Insurance commissions	7,516	6,862	7,746	654	9.5%	(230)	-3.0%
Wealth management	5,993	5,760	5,199	233	4.0%	794	15.3%
Bank card and other fees	7,033	6,854	6,235	179	2.6%	798	12.8%
Mortgage banking, net	9,783	6,269	9,861	3,514	56.1%	(78)	-0.8%
Other, net	234	7,785	441	(7,551)	-97.0%	(207)	-46.9%
Nonint inc-excl sec gains, net	44,239	46,381	43,975	(2,142)	-4.6%	264	0.6%
Security gains, net	33	51	4	(18)	-35.3%	29	n/m
Total noninterest income	44,272	46,432	43,979	(2,160)	-4.7%	293	0.7%
Salaries and employee benefits	44,701	44,203	44,034	498	1.1%	667	1.5%
Services and fees	11,485	10,780	10,709	705	6.5%	776	7.2%
Net occupancy-premises	5,093	5,050	4,961	43	0.9%	132	2.7%
Equipment expense	5,038	4,856	4,356	182	3.7%	682	15.7%
FDIC assessment expense	1,812	1,938	3,037	(126)	-6.5%	(1,225)	-40.3%
ORE/Foreclosure expense	5,616	4,704	8,728	912	19.4%	(3,112)	-35.7%
Other expense	11,736	9,817	8,598	1,919	19.5%	3,138	36.5%
Total noninterest expense	85,481	81,348	84,423	4,133	5.1%	1,058	1.3%
Income before income taxes and tax eq adj	40,160	48,427	38,199	(8,267)	-17.1%	1,961	5.1%
Tax equivalent adjustment	3,667	3,629	3,335	38	1.0%	332	10.0%
Income before income taxes	36,493	44,798	34,864	(8,305)	-18.5%	1,629	4.7%
Income taxes	9,525	13,196	9,004	(3,671)	-27.8%	521	5.8%
Net income available to common shareholders	$26,968	$31,602	$25,860	$(4,634)	-14.7%	$1,108	4.3%

Per common share data
Earnings per share - basic	$0.42	$0.49	$0.40	$(0.07)	-14.3%	$0.02	5.0%

Earnings per share - diluted	$0.42	$0.49	$0.40	$(0.07)	-14.3%	$0.02	5.0%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	64,119,235	64,072,047	63,885,647

Diluted	64,310,453	64,281,348	64,066,798

Period end common shares outstanding	64,119,235	64,119,235	63,885,959

OTHER FINANCIAL DATA
Return on common equity	8.83%	10.73%	8.88%
Return on average tangible common equity	12.04%	14.71%	12.38%
Return on equity	8.83%	10.73%	8.88%
Return on assets	1.12%	1.32%	1.11%
Interest margin - Yield - FTE	4.66%	4.83%	5.04%
Interest margin - Cost	0.49%	0.54%	0.65%
Net interest margin - FTE	4.17%	4.29%	4.39%
Efficiency ratio	63.99%	62.39%	62.59%
Full-time equivalent employees	2,542	2,575	2,501

COMMON STOCK PERFORMANCE
Market value-Close	$18.15	$23.41	$21.74
Common book value	$19.05	$18.60	$18.14
Tangible common book value	$14.28	$13.82	$13.31

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2011 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2011	6/30/2011	9/30/2010	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$27,263	$30,752	$65,759	$(3,489)	-11.3%	$(38,496)	-58.5%
Mississippi (2)	44,825	47,802	48,962	(2,977)	-6.2%	(4,137)	-8.4%
Tennessee (3)	14,575	17,564	9,207	(2,989)	-17.0%	5,368	58.3%
Texas	12,915	24,900	35,388	(11,985)	-48.1%	(22,473)	-63.5%
Total nonaccrual loans	99,578	121,018	159,316	(21,440)	-17.7%	(59,738)	-37.5%
Other real estate
Florida	29,949	33,823	31,665	(3,874)	-11.5%	(1,716)	-5.4%
Mississippi (2)	21,027	22,921	24,548	(1,894)	-8.3%	(3,521)	-14.3%
Tennessee (3)	17,940	15,760	16,456	2,180	13.8%	1,484	9.0%
Texas	20,681	17,495	12,053	3,186	18.2%	8,628	71.6%
Total other real estate	89,597	89,999	84,722	(402)	-0.4%	4,875	5.8%
Total nonperforming assets	$189,175	$211,017	$244,038	$(21,842)	-10.4%	$(54,863)	-22.5%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,166	$6,993	$5,795	$(3,827)	-54.7%	$(2,629)	-45.4%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$32,956	$24,708	$50,246	$8,248	33.4%	$(17,290)	-34.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES	9/30/2011	6/30/2011	9/30/2010	$ Change	% Change	$ Change	% Change
Beginning Balance	$86,846	$93,398	$100,656	$(6,552)	-7.0%	$(13,810)	-13.7%
Provision for loan losses	7,978	8,116	12,259	(138)	-1.7%	(4,281)	-34.9%
Charge-offs	(8,675)	(17,505)	(21,942)	8,830	-50.4%	13,267	-60.5%
Recoveries	3,314	2,837	3,485	477	16.8%	(171)	-4.9%
Net charge-offs	(5,361)	(14,668)	(18,457)	9,307	-63.5%	13,096	-71.0%
Ending Balance	$89,463	$86,846	$94,458	$2,617	3.0%	$(4,995)	-5.3%

PROVISION FOR LOAN LOSSES
Florida	$3,046	$5,633	$4,520	$(2,587)	-45.9%	$(1,474)	-32.6%
Mississippi (2)	3,732	1,331	4,398	2,401	n/m	(666)	-15.1%
Tennessee (3)	(105)	157	(172)	(262)	n/m	67	-39.0%
Texas	1,305	995	3,513	310	31.2%	(2,208)	-62.9%
Total provision for loan losses	$7,978	$8,116	$12,259	$(138)	-1.7%	$(4,281)	-34.9%

NET CHARGE-OFFS
Florida	$2,909	$7,880	$8,951	$(4,971)	-63.1%	$(6,042)	-67.5%
Mississippi (2)	1,988	3,401	3,879	(1,413)	-41.5%	(1,891)	-48.7%
Tennessee (3)	499	324	3,475	175	54.0%	(2,976)	-85.6%
Texas	(35)	3,063	2,152	(3,098)	n/m	(2,187)	n/m
Total net charge-offs	$5,361	$14,668	$18,457	$(9,307)	-63.5%	$(13,096)	-71.0%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.36%	0.97%	1.18%
Provision for loan losses/average loans	0.53%	0.54%	0.78%
Nonperforming loans/total loans (incl LHFS)	1.66%	2.01%	2.54%
Nonperforming assets/total loans (incl LHFS)	3.16%	3.50%	3.89%
Nonperforming assets/total loans (incl LHFS) +ORE	3.11%	3.45%	3.84%
ALL/total loans (excl LHFS)	1.55%	1.47%	1.57%
ALL-commercial/total commercial loans	1.94%	1.84%	1.97%
ALL-consumer/total consumer and home mortgage loans	0.76%	0.76%	0.81%
ALL/nonperforming loans	89.84%	71.76%	59.29%
ALL/nonperforming loans -
(excl impaired loans)	248.82%	181.95%	140.94%

CAPITAL RATIOS
Total equity/total assets	12.59%	12.30%	12.31%
Common equity/total assets	12.59%	12.30%	12.31%
Tangible common equity/tangible assets	9.74%	9.43%	9.34%
Tangible common equity/risk-weighted assets	14.04%	13.51%	12.78%
Tier 1 leverage ratio	10.38%	10.18%	10.26%
Tier 1 common risk-based capital ratio	13.84%	13.55%	12.72%
Tier 1 risk-based capital ratio	14.76%	14.46%	13.75%
Total risk-based capital ratio	16.78%	16.47%	15.75%

(1) - Excludes Covered Assets (Loans and Other Real Estate)
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Covered Loans
n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2011 ($ in thousands) (unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Securities AFS-taxable	$2,150,117	$2,142,978	$2,050,502	$1,817,996	$1,654,335	$2,114,897	$1,585,357
Securities AFS-nontaxable	170,714	151,471	144,921	140,139	111,959	155,796	109,357
Securities HTM-taxable	52,868	73,739	97,710	121,278	143,124	74,608	161,499
Securities HTM-nontaxable	24,062	25,797	27,099	33,138	37,703	25,641	42,027
Total securities	2,397,761	2,393,985	2,320,232	2,112,551	1,947,121	2,370,942	1,898,240
Loans (including loans held for sale)	5,985,730	6,044,232	6,107,025	6,199,875	6,230,961	6,045,218	6,314,279
Covered loans	83,811	77,858	-	-	-	54,197	-
Fed funds sold and rev repos	5,801	6,807	8,359	10,766	8,418	6,980	8,771
Other earning assets	32,327	32,028	47,851	41,359	33,615	37,345	39,480
Total earning assets	8,505,430	8,554,910	8,483,467	8,364,551	8,220,115	8,514,682	8,260,770
Allowance for loan losses	(88,888)	(94,771)	(96,065)	(96,559)	(102,528)	(93,215)	(104,501)
Cash and due from banks	216,134	216,483	222,380	207,874	214,736	218,310	212,898
Other assets	939,780	937,503	899,524	888,666	885,600	925,750	898,159
Total assets	$9,572,456	$9,614,125	$9,509,306	$9,364,532	$9,217,923	$9,565,527	$9,267,326

Interest-bearing demand deposits	$1,558,318	$1,579,894	$1,465,390	$1,347,252	$1,363,377	$1,534,874	$1,314,001
Savings deposits	2,133,437	2,277,220	2,045,874	1,794,352	1,888,121	2,152,498	1,969,241
Time deposits less than $100,000	1,232,374	1,255,496	1,210,219	1,235,529	1,276,088	1,232,777	1,313,094
Time deposits of $100,000 or more	877,951	904,106	876,975	932,744	957,148	886,348	986,649
Total interest-bearing deposits	5,802,080	6,016,716	5,598,458	5,309,877	5,484,734	5,806,497	5,582,985
Fed funds purchased and repos	462,294	396,618	647,881	701,978	522,523	501,585	539,464
Short-term borrowings	85,678	92,077	254,451	254,442	202,017	143,450	194,421
Long-term FHLB advances	2,413	2,333	-	-	-	1,591	30,003
Subordinated notes	49,825	49,817	49,809	49,801	49,793	49,817	49,785
Junior subordinated debt securities	61,856	61,856	61,856	64,546	70,104	61,856	70,104
Total interest-bearing liabilities	6,464,146	6,619,417	6,612,455	6,380,644	6,329,171	6,564,796	6,466,762
Noninterest-bearing deposits	1,811,472	1,714,778	1,620,554	1,706,089	1,629,122	1,716,300	1,567,172
Other liabilities	85,404	98,154	116,399	117,741	104,576	99,873	94,161
Total liabilities	8,361,022	8,432,349	8,349,408	8,204,474	8,062,869	8,380,969	8,128,095
Shareholders' equity	1,211,434	1,181,776	1,159,898	1,160,058	1,155,054	1,184,558	1,139,231
Total liabilities and equity	$9,572,456	$9,614,125	$9,509,306	$9,364,532	$9,217,923	$9,565,527	$9,267,326

PERIOD END BALANCES	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Cash and due from banks	$245,132	$221,853	$193,087	$161,544	$196,136
Fed funds sold and rev repos	8,810	4,576	1,726	11,773	6,655
Securities available for sale	2,476,905	2,399,042	2,309,704	2,177,249	1,968,624
Securities held to maturity	71,046	87,923	110,054	140,847	168,849
Loans held for sale (LHFS)	210,269	123,244	112,981	153,044	268,137
Loans held for investment (LHFI), excluding covered loans	5,783,712	5,906,316	5,964,089	6,060,242	5,998,704
Allowance for loan losses	(89,463)	(86,846)	(93,398)	(93,510)	(94,458)
Net LHFI, excluding covered loans	5,694,249	5,819,470	5,870,691	5,966,732	5,904,246
Covered loans	79,064	88,558	-	-	-
Net LHFI and covered loans	5,773,313	5,908,028	5,870,691	5,966,732	5,904,246
Premises and equipment, net	141,639	140,640	141,524	142,289	143,393
Mortgage servicing rights	43,659	50,111	53,598	51,151	41,972
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	14,861	15,651	15,532	16,306	17,181
Other real estate, excluding covered other real estate	89,597	89,999	89,198	86,704	84,722
Covered other real estate	7,197	7,485	-	-	-
FDIC indemnification asset	33,436	33,327	-	-	-
Other assets	298,953	325,468	325,263	355,159	325,886
Total assets	$9,705,921	$9,698,451	$9,514,462	$9,553,902	$9,416,905

Deposits:
Noninterest-bearing	$1,871,040	$1,806,908	$1,668,104	$1,636,625	$1,709,311
Interest-bearing	5,698,684	5,825,426	5,758,170	5,407,942	5,316,025
Total deposits	7,569,724	7,632,334	7,426,274	7,044,567	7,025,336
Fed funds purchased and repos	576,672	539,693	550,919	700,138	633,065
Short-term borrowings	98,887	90,156	154,585	425,343	318,457
Long-term FHLB advances	741	2,794	-	-	-
Subordinated notes	49,831	49,823	49,814	49,806	49,798
Junior subordinated debt securities	61,856	61,856	61,856	61,856	70,104
Other liabilities	126,604	129,025	110,785	122,708	161,353
Total liabilities	8,484,315	8,505,681	8,354,233	8,404,418	8,258,113
Common stock	13,359	13,359	13,333	13,318	13,311
Capital surplus	264,750	263,940	260,297	256,675	254,288
Retained earnings	923,891	911,797	898,222	890,917	881,545
Accum other comprehensive
income (loss), net of tax	19,606	3,674	(11,623)	(11,426)	9,648
Total shareholders' equity	1,221,606	1,192,770	1,160,229	1,149,484	1,158,792
Total liabilities and equity	$9,705,921	$9,698,451	$9,514,462	$9,553,902	$9,416,905

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2011 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Interest and fees on loans-FTE	$79,256	$80,202	$79,116	$82,664	$83,374	$238,574	$251,863
Interest on securities-taxable	18,115	20,374	19,992	19,076	18,641	58,481	58,002
Interest on securities-tax exempt-FTE	2,155	2,115	2,128	2,169	2,080	6,398	6,411
Interest on fed funds sold and rev repos	5	7	8	12	9	20	24
Other interest income	329	333	332	328	332	994	1,081
Total interest income-FTE	99,860	103,031	101,576	104,249	104,436	304,467	317,381
Interest on deposits	9,455	9,936	9,719	10,359	11,609	29,110	38,298
Interest on fed funds pch and repos	216	216	338	403	294	770	780
Other interest expense	842	1,420	1,553	1,535	1,631	3,815	4,820
Total interest expense	10,513	11,572	11,610	12,297	13,534	33,695	43,898
Net interest income-FTE	89,347	91,459	89,966	91,952	90,902	270,772	273,483
Provision for loan losses	7,978	8,116	7,537	11,794	12,259	23,631	37,752
Net interest income after provision-FTE	81,369	83,343	82,429	80,158	78,643	247,141	235,731
Service charges on deposit accounts	13,680	12,851	11,907	13,493	14,493	38,438	41,690
Insurance commissions	7,516	6,862	6,512	6,224	7,746	20,890	21,467
Wealth management	5,993	5,760	5,986	5,760	5,199	17,739	16,112
Bank card and other fees	7,033	6,854	6,475	6,482	6,235	20,362	18,532
Mortgage banking, net	9,783	6,269	4,722	4,502	9,861	20,774	24,843
Other, net	234	7,785	762	2,070	441	8,781	2,423
Nonint inc-excl sec gains, net	44,239	46,381	36,364	38,531	43,975	126,984	125,067
Security gains, net	33	51	7	101	4	91	2,228
Total noninterest income	44,272	46,432	36,371	38,632	43,979	127,075	127,295
Salaries and employee benefits	44,701	44,203	44,036	44,412	44,034	132,940	130,170
Services and fees	11,485	10,780	10,270	10,462	10,709	32,535	31,487
Net occupancy-premises	5,093	5,050	5,073	4,896	4,961	15,216	14,912
Equipment expense	5,038	4,856	5,144	4,229	4,356	15,038	12,906
FDIC assessment expense	1,812	1,938	2,750	2,942	3,037	6,500	9,219
ORE/Foreclosure expense	5,616	4,704	3,213	3,310	8,728	13,533	21,067
Other expense	11,736	9,817	9,532	10,186	8,598	31,085	25,451
Total noninterest expense	85,481	81,348	80,018	80,437	84,423	246,847	245,212
Income before income taxes and tax eq adj	40,160	48,427	38,782	38,353	38,199	127,369	117,814
Tax equivalent adjustment	3,667	3,629	3,591	3,400	3,335	10,887	10,012
Income before income taxes	36,493	44,798	35,191	34,953	34,864	116,482	107,802
Income taxes	9,525	13,196	11,178	9,793	9,004	33,899	32,326
Net income available to common shareholders	$26,968	$31,602	$24,013	$25,160	$25,860	$82,583	$75,476

Per common share data
Earnings per share - basic	$0.42	$0.49	$0.38	$0.39	$0.40	$1.29	$1.18

Earnings per share - diluted	$0.42	$0.49	$0.37	$0.39	$0.40	$1.29	$1.18

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average common shares outstanding
Basic	64,119,235	64,072,047	63,950,461	63,892,362	63,885,647	64,047,866	63,834,464

Diluted	64,310,453	64,281,348	64,181,752	64,105,064	64,066,798	64,251,025	64,016,341

Period end common shares outstanding	64,119,235	64,119,235	63,987,064	63,917,591	63,885,959	64,119,235	63,885,959

OTHER FINANCIAL DATA
Return on common equity	8.83%	10.73%	8.40%	8.60%	8.88%	9.32%	8.86%
Return on average tangible common equity	12.04%	14.71%	11.65%	11.96%	12.38%	12.80%	12.43%
Return on equity	8.83%	10.73%	8.40%	8.60%	8.88%	9.32%	8.86%
Return on assets	1.12%	1.32%	1.02%	1.07%	1.11%	1.15%	1.09%
Interest margin - Yield - FTE	4.66%	4.83%	4.86%	4.94%	5.04%	4.78%	5.14%
Interest margin - Cost	0.49%	0.54%	0.56%	0.58%	0.65%	0.53%	0.71%
Net interest margin - FTE	4.17%	4.29%	4.30%	4.36%	4.39%	4.25%	4.43%
Efficiency ratio	63.99%	62.39%	63.34%	61.65%	62.59%	63.25%	61.53%
Full-time equivalent employees	2,542	2,575	2,489	2,490	2,501

COMMON STOCK PERFORMANCE
Market value-Close	$18.15	$23.41	$23.42	$24.84	$21.74
Common book value	$19.05	$18.60	$18.13	$17.98	$18.14
Tangible common book value	$14.28	$13.82	$13.34	$13.17	$13.31

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2011 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Nonaccrual loans
Florida	$27,263	$30,752	$44,548	$53,773	$65,759
Mississippi (2)	44,825	47,802	40,226	39,803	48,962
Tennessee (3)	14,575	17,564	13,886	14,703	9,207
Texas	12,915	24,900	28,130	34,644	35,388
Total nonaccrual loans	99,578	121,018	126,790	142,923	159,316
Other real estate
Florida	29,949	33,823	31,339	32,370	31,665
Mississippi (2)	21,027	22,921	22,084	24,181	24,548
Tennessee (3)	17,940	15,760	16,920	16,407	16,456
Texas	20,681	17,495	18,855	13,746	12,053
Total other real estate	89,597	89,999	89,198	86,704	84,722
Total nonperforming assets	$189,175	$211,017	$215,988	$229,627	$244,038

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,166	$6,993	$5,010	$3,608	$5,795

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$32,956	$24,708	$19,808	$15,777	$50,246

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Beginning Balance	$86,846	$93,398	$93,510	$94,458	$100,656	$93,510	$103,662
Provision for loan losses	7,978	8,116	7,537	11,794	12,259	23,631	37,752
Charge-offs	(8,675)	(17,505)	(11,132)	(15,883)	(21,942)	(37,312)	(56,014)
Recoveries	3,314	2,837	3,483	3,141	3,485	9,634	9,058
Net charge-offs	(5,361)	(14,668)	(7,649)	(12,742)	(18,457)	(27,678)	(46,956)
Ending Balance	$89,463	$86,846	$93,398	$93,510	$94,458	$89,463	$94,458

PROVISION FOR LOAN LOSSES
Florida	$3,046	$5,633	$3,024	$7,473	$4,520	$11,703	$12,453
Mississippi (2)	3,732	1,331	1,071	2,673	4,398	6,134	11,576
Tennessee (3)	(105)	157	1,619	910	(172)	1,671	4,702
Texas	1,305	995	1,823	738	3,513	4,123	9,021
Total provision for loan losses	$7,978	$8,116	$7,537	$11,794	$12,259	$23,631	$37,752

NET CHARGE-OFFS
Florida	$2,909	$7,880	$5,478	$4,830	$8,951	$16,267	$23,820
Mississippi (2)	1,988	3,401	410	4,422	3,879	5,799	14,541
Tennessee (3)	499	324	979	1,646	3,475	1,802	4,932
Texas	(35)	3,063	782	1,844	2,152	3,810	3,663
Total net charge-offs	$5,361	$14,668	$7,649	$12,742	$18,457	$27,678	$46,956

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.36%	0.97%	0.51%	0.82%	1.18%	0.61%	0.99%
Provision for loan losses/average loans	0.53%	0.54%	0.50%	0.75%	0.78%	0.52%	0.80%
Nonperforming loans/total loans (incl LHFS)	1.66%	2.01%	2.09%	2.30%	2.54%
Nonperforming assets/total loans (incl LHFS)	3.16%	3.50%	3.55%	3.70%	3.89%
Nonperforming assets/total loans (incl LHFS) +ORE	3.11%	3.45%	3.50%	3.64%	3.84%
ALL/total loans (excl LHFS)	1.55%	1.47%	1.57%	1.54%	1.57%
ALL-commercial/total commercial loans	1.94%	1.84%	1.98%	1.94%	1.97%
ALL-consumer/total consumer and home mortgage loans	0.76%	0.76%	0.76%	0.78%	0.81%
ALL/nonperforming loans	89.84%	71.76%	73.66%	65.43%	59.29%
ALL/nonperforming loans -
(excl impaired loans)	248.82%	181.95%	215.40%	188.11%	140.94%

CAPITAL RATIOS
Total equity/total assets	12.59%	12.30%	12.19%	12.03%	12.31%
Common equity/total assets	12.59%	12.30%	12.19%	12.03%	12.31%
Tangible common equity/tangible assets	9.74%	9.43%	9.27%	9.11%	9.34%
Tangible common equity/risk-weighted assets	14.04%	13.51%	13.06%	12.62%	12.78%
Tier 1 leverage ratio	10.38%	10.18%	10.10%	10.14%	10.26%
Tier 1 common risk-based capital ratio	13.84%	13.55%	13.32%	12.87%	12.72%
Tier 1 risk-based capital ratio	14.76%	14.46%	14.24%	13.77%	13.75%
Total risk-based capital ratio	16.78%	16.47%	16.25%	15.77%	15.75%

(1) - Excludes Covered Assets (Loans and Other Real Estate)
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Covered Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2011 ($ in thousands) (unaudited)

Note 1 – Business Combinations

On April 15, 2011, the Mississippi Department of Banking and Consumer Finance closed the Heritage Banking Group (Heritage), a 90-year old financial institution headquartered in Carthage Mississippi, and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver.  On the same date, Trustmark National Bank (TNB) entered into a purchase and assumption agreement with the FDIC in which TNB agreed to assume all of the deposits and purchased essentially all of the assets of Heritage.  The FDIC and TNB entered into a loss-share transaction on approximately $151.9 million of Heritage assets, which covers substantially all loans and other real estate. Under the loss share agreement, the FDIC will cover 80% of covered loan and other real estate losses incurred.  Because of the loss protection provided by the FDIC, the risk characteristics of the Heritage loans and other real estate are significantly different from those assets not covered by this agreement.  As a result, Trustmark will refer to loans and other real estate subject to the loss share agreements as “covered” while loans and other real estate that are not subject to the loss share agreement will be referred to as “excluding covered.”  The loss share agreements applicable to single family residential mortgage loans and related foreclosed real estate provide for FDIC loss sharing and TNB’s reimbursement to the FDIC for recoveries of covered losses for ten years from the date on which the loss share agreement was entered. The loss share agreements applicable to commercial loans and related foreclosed real estate provide for FDIC loss sharing for five years from the date on which the loss share agreement was entered and TNB’s reimbursement to the FDIC for recoveries of covered losses for an additional three years thereafter.

The assets purchased and liabilities assumed for the Heritage acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date. The fair value amounts are subject to change for up to one year after the closing date as additional information relating to closing date fair values becomes available. The amounts are also subject to adjustments based upon final settlement with the FDIC.

The statement of assets purchased and liabilities assumed in the Heritage acquisition are presented below at their estimated fair values as of the acquisition date of April 15, 2011 ($ in thousands):

Assets
Cash and due from banks	$50,447
Federal funds sold	1,000
Securities available for sale	6,389
LHFI, excluding covered loans	9,644
Covered loans	97,770
Premises and equipment, net	55
Identifiable intangible assets	902
Covered other real estate	7,485
FDIC indemnification asset	33,333
Other assets	218
Total Assets	207,243

Liabilities
Deposits	204,349
Short-term borrowings	23,157
Other liabilities	730
Total Liabilities	228,236

Net assets acquired at fair value	(20,993)

Cash received on acquisition	28,449

Bargain purchase gain	7,456

Income taxes	2,852

Bargain purchase gain, net of taxes	$4,604

The bargain purchase gain represents the net of the estimated fair value of the assets acquired and liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer's bid, the FDIC may be required to make a cash payment to the acquirer. The pretax gain of $7.5 million recognized by Trustmark is considered a bargain purchase transaction under FASB ASC Topic 805, “Business Combinations.” The gain was recognized as other noninterest income in Trustmark’s consolidated statements of income for the three and six months ended June 30, 2011.

The operations of Heritage are included in Trustmark’s operating results from April 15, 2011, and added revenue of $11.1 million and net income available to common shareholders of $5.9 million through September 30, 2011.  Such operating results are not necessarily indicative of future operating results.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2011 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$5	$7	$10	$12	$14
Issued by U.S. Government sponsored agencies	61,870	102,940	136,168	122,023	149,588
Obligations of states and political subdivisions	207,781	186,034	161,909	159,637	148,772
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,637	14,990	12,079	12,442	13,273
Issued by FNMA and FHLMC	400,589	413,493	417,022	426,504	243,220
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,579,698	1,556,676	1,486,872	1,400,816	1,366,373
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	212,325	124,902	95,644	55,815	41,359
Corporate debt securities	-	-	-	-	6,025
Total securities available for sale	$2,476,905	$2,399,042	$2,309,704	$2,177,249	$1,968,624

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$43,246	$46,931	$49,129	$53,246	$61,139
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	5,291	5,547	5,650	6,058	6,462
Issued by FNMA and FHLMC	753	753	759	763	766
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	19,534	32,456	52,272	78,526	98,217
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,222	2,236	2,244	2,254	2,265
Total securities held to maturity	$71,046	$87,923	$110,054	$140,847	$168,849

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 90% of the portfolio in U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Reserve Bank and Depository Trust and Clearing Corporation, Trustmark does not hold any equity investment in government sponsored entities.

Note 3 – Loan Composition

LHFI BY TYPE (excluding covered loans)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Loans secured by real estate:
Construction, land development and other land loans	$481,821	$510,867	$552,956	$583,316	$615,554
Secured by 1-4 family residential properties	1,717,366	1,737,744	1,737,018	1,732,056	1,672,199
Secured by nonfarm, nonresidential properties	1,437,573	1,457,328	1,488,711	1,498,108	1,531,953
Other real estate secured	207,984	208,797	216,986	231,963	203,931
Commercial and industrial loans	1,083,753	1,082,127	1,082,258	1,068,369	1,016,292
Consumer loans	268,002	332,032	357,870	402,165	444,927
Other loans	587,213	577,421	528,290	544,265	513,848
LHFI, excluding covered loans	5,783,712	5,906,316	5,964,089	6,060,242	5,998,704
Allowance for loan losses	(89,463)	(86,846)	(93,398)	(93,510)	(94,458)
Net LHFI, excluding covered loans	$5,694,249	$5,819,470	$5,870,691	$5,966,732	$5,904,246

COVERED LOANS BY TYPE	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Loans secured by real estate:
Construction, land development and other land loans	$4,024	$8,477	$-	$-	$-
Secured by 1-4 family residential properties	32,735	32,124	-	-	-
Secured by nonfarm, nonresidential properties	33,601	35,846	-	-	-
Other real estate secured	5,294	5,363	-	-	-
Commercial and industrial loans	1,772	5,570	-	-	-
Consumer loans	158	163	-	-	-
Other loans	1,480	1,015	-	-	-
Covered loans	$79,064	$88,558	$-	$-	$-

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2011 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	September 30, 2011
LHFI - COMPOSITION BY REGION (1)	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$481,821	$101,450	$232,555	$32,155	$115,661
Secured by 1-4 family residential properties	1,717,366	62,236	1,477,200	146,086	31,844
Secured by nonfarm, nonresidential properties	1,437,573	160,701	779,899	173,977	322,996
Other real estate secured	207,984	11,046	149,807	7,410	39,721
Commercial and industrial loans	1,083,753	12,670	781,978	81,902	207,203
Consumer loans	268,002	1,241	239,837	21,752	5,172
Other loans	587,213	27,252	492,283	27,976	39,702
Loans	$5,783,712	$376,596	$4,153,559	$491,258	$762,299

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$68,439	$41,099	$20,682	$1,717	$4,941
Development	119,820	11,885	58,492	5,751	43,692
Unimproved land	181,649	47,303	82,084	18,825	33,437
1-4 family construction	74,398	872	54,510	3,771	15,245
Other construction	37,515	291	16,787	2,091	18,346
Construction, land development and other land loans	$481,821	$101,450	$232,555	$32,155	$115,661

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$159,569	$39,954	$63,786	$24,366	$31,463
Office	147,390	41,795	76,938	11,702	16,955
Nursing homes/assisted living	124,533	-	114,673	4,510	5,350
Hotel/motel	79,150	10,869	29,946	10,808	27,527
Industrial	32,266	8,879	6,182	450	16,755
Health care	12,978	-	11,880	50	1,048
Convenience stores	9,878	203	4,998	2,337	2,340
Other	164,536	13,806	72,629	13,509	64,592
Total income producing loans	730,300	115,506	381,032	67,732	166,030

Owner-occupied:
Office	112,458	16,396	60,061	9,878	26,123
Churches	91,303	2,119	51,746	32,499	4,939
Industrial warehouses	90,182	3,521	51,166	502	34,993
Health care	84,395	10,761	52,602	14,236	6,796
Convenience stores	64,844	1,246	36,454	2,634	24,510
Retail	34,271	4,061	21,408	1,855	6,947
Restaurants	33,510	631	25,298	5,913	1,668
Auto dealerships	18,689	549	14,422	1,981	1,737
Other	177,621	5,911	85,710	36,747	49,253
Total owner-occupied loans	707,273	45,195	398,867	106,245	156,966

Loans secured by nonfarm, nonresidential properties	$1,437,573	$160,701	$779,899	$173,977	$322,996

(1) Excludes covered loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2011 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)

	September 30, 2011

				Classified (3)
FLORIDA CREDIT QUALITY	Total Loans	Criticized Loans (1)	Special Mention (2)	Accruing	Nonimpaired Nonaccrual	Impaired Nonaccrual (4)
Construction, land development and other land loans:
Lots	$41,099	$13,991	$2,347	$8,005	$1,940	$1,699
Development	11,885	2,356	-	-	85	2,271
Unimproved land	47,303	29,982	20,114	4,768	447	4,653
1-4 family construction	872	-	-	-	-	-
Other construction	291	291	-	291	-	-
Construction, land development and other land loans	101,450	46,620	22,461	13,064	2,472	8,623
Commercial, commercial real estate and consumer	275,146	56,626	8,472	31,986	3,303	12,865

Total Florida loans	$376,596	$103,246	$30,933	$45,050	$5,775	$21,488

FLORIDA LOAN LOSS RESERVES BY LOAN TYPE	Total Loans	Loan Loss Reserves	Loan Loss Reserve % of Total Loans
Construction, land development and other land loans:
Lots	$41,099	$3,956	9.63%
Development	11,885	952	8.01%
Unimproved land	47,303	6,365	13.46%
1-4 family construction	872	28	3.21%
Other construction	291	73	25.09%
Construction, land development and other land loans	101,450	11,374	11.21%
Commercial, commercial real estate and consumer	275,146	7,722	2.81%

Total Florida loans	$376,596	$19,096	5.07%

(1)	Criticized loans equal all special mention and classified loans.
(2)	Special mention loans exhibit potential credit weaknesses that, if not resolved, may ultimately result in a more severe classification.
(3)	Classified loans include those loans identified by management as exhibiting well-defined credit weaknesses that may jeopardize repayment in full of the debt.
(4)
All nonaccrual loans over $500 thousand are individually assessed for impairment.  Impaired loans have been determined to be collateral dependent and assessed using a fair value approach.  Fair value estimates begin with appraised values, normally from recently received and reviewed appraisals.  Appraised values are adjusted down for costs associated with asset disposal.  At the time a loan is deemed to be impaired, the full difference between book value and the most likely estimate of the asset’s net realizable value is charged off.  However, as subsequent events dictate and estimated net realizable values decline, required reserves are established.

LOAN COMPOSITION - FLORIDA	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Loans secured by real estate:
Construction, land development and other land loans	$101,450	$111,131	$122,445	$132,021	$145,907
Secured by 1-4 family residential properties	62,236	65,532	69,552	72,114	73,738
Secured by nonfarm, nonresidential properties	160,701	174,655	177,943	183,250	184,992
Other real estate secured	11,046	12,852	13,472	14,038	12,223
Commercial and industrial loans	12,670	14,267	14,774	16,053	17,512
Consumer loans	1,241	1,256	1,476	1,487	1,636
Other loans	27,252	27,471	27,694	25,488	28,194
Loans	$376,596	$407,164	$427,356	$444,451	$464,202

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS - FLORIDA
Lots	$41,099	$42,990	$44,742	$46,907	$48,700
Development	11,885	13,086	20,524	21,144	24,060
Unimproved land	47,303	49,910	52,177	57,811	61,676
1-4 family construction	872	1,130	1,078	2,277	7,864
Other construction	291	4,015	3,924	3,882	3,607
Construction, land development and other land loans	$101,450	$111,131	$122,445	$132,021	$145,907

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2011 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Securities – Taxable	3.26%	3.69%	3.77%	3.90%	4.11%	3.57%	4.44%
Securities – Nontaxable	4.39%	4.79%	5.02%	4.97%	5.51%	4.71%	5.66%
Securities – Total	3.35%	3.77%	3.87%	3.99%	4.22%	3.66%	4.54%
Loans	5.18%	5.25%	5.25%	5.29%	5.31%	5.23%	5.33%
FF Sold & Rev Repo	0.34%	0.41%	0.39%	0.44%	0.42%	0.38%	0.37%
Other Earning Assets	4.04%	4.17%	2.81%	3.15%	3.92%	3.56%	3.66%
Total Earning Assets	4.66%	4.83%	4.86%	4.94%	5.04%	4.78%	5.14%

Interest-bearing Deposits	0.65%	0.66%	0.70%	0.77%	0.84%	0.67%	0.92%
FF Pch & Repo	0.19%	0.22%	0.21%	0.23%	0.22%	0.21%	0.19%
Other Borrowings	1.67%	2.76%	1.72%	1.65%	2.01%	1.99%	1.87%
Total Interest-bearing Liabilities	0.65%	0.70%	0.71%	0.76%	0.85%	0.69%	0.91%

Net interest margin	4.17%	4.29%	4.30%	4.36%	4.39%	4.25%	4.43%

During the third quarter of 2011, the net interest margin declined 12 basis points to 4.17%, from 4.29% during the second quarter of 2011.  The decline is due to the downward repricing of Trustmark's earning assets, primarily securities, which were only partially offset by a modest decrease in liability costs.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and exchange-traded option contracts, to achieve a fair value return that offsets the changes in fair value of MSR attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting.  Changes in the fair value of these exchange-traded derivative instruments are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.  The MSR fair value represents the effect of present value decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the total hedge cost to the changes in the fair value of the MSR asset attributable to interest rate changes.  The impact of this strategy resulted in a net positive ineffectiveness of $2.8 million and $2.9 million for the quarters ended September 30, 2011 and 2010, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Mortgage servicing income, net	$3,738	$3,713	$3,614	$3,577	$3,406	$11,065	$10,350
Change in fair value-MSR from runoff	(2,039)	(1,455)	(1,291)	(2,506)	(2,255)	(4,785)	(4,799)
Gain on sales of loans, net	2,366	1,852	3,101	5,754	3,911	7,319	9,563
Other, net	2,926	448	(965)	(2,016)	1,919	2,409	2,110
Mortgage banking income before hedge ineffectiveness	6,991	4,558	4,459	4,809	6,981	16,008	17,224
Change in fair value-MSR from market changes	(7,614)	(4,931)	257	5,870	(3,115)	(12,288)	(14,813)
Change in fair value of derivatives	10,406	6,642	6	(6,177)	5,995	17,054	22,432
Net positive (negative) hedge ineffectiveness	2,792	1,711	263	(307)	2,880	4,766	7,619
Mortgage banking, net	$9,783	$6,269	$4,722	$4,502	$9,861	$20,774	$24,843

During the first quarter of 2010, Trustmark completed the final settlement of the sale of approximately $920.9 million in mortgages serviced for others, which reduced Trustmark’s MSR by approximately $8.5 million.  In addition, during December of 2010, Trustmark purchased approximately $53.9 million of GNMA serviced loans, which were subsequently sold to a third party.  Trustmark will retain the servicing for these loans, which are fully guaranteed by FHA/VA.  The effect of these transactions did not have a material impact on Trustmark's results of operations.

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2011 ($ in thousands) (unaudited)

Note 6 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Nine Months Ended
			9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,211,434	$1,181,776	$1,159,898	$1,160,058	$1,155,054	$1,184,558	$1,139,231
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(15,343)	(15,976)	(16,003)	(16,835)	(17,716)	(15,772)	(18,594)
	Total average tangible common equity		$904,987	$874,696	$852,791	$852,119	$846,234	$877,682	$829,533

	PERIOD END BALANCES
	Total shareholders' common equity		$1,221,606	$1,192,770	$1,160,229	$1,149,484	$1,158,792
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(14,861)	(15,651)	(15,532)	(16,306)	(17,181)
	Total tangible common equity	(a)	$915,641	$886,015	$853,593	$842,074	$850,507

	TANGIBLE ASSETS
	Total assets		$9,705,291	$9,698,451	$9,514,462	$9,553,902	$9,416,905
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(14,861)	(15,651)	(15,532)	(16,306)	(17,181)
	Total tangible assets	(b)	$9,399,326	$9,391,696	$9,207,826	$9,246,492	$9,108,620

	Risk-weighted assets	(c)	$6,522,468	$6,556,690	$6,536,056	$6,672,174	$6,653,479

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income available to common shareholders		$26,968	$31,602	$24,013	$25,160	$25,860	$82,583	$75,476
Plus:	Intangible amortization net of tax		489	483	480	538	545	1,452	1,635
	Net income adjusted for intangible amortization		$27,457	$32,085	$24,493	$25,698	$26,405	$84,035	$77,111

	Period end common shares outstanding	(d)	64,119,235	64,119,235	63,987,064	63,917,591	63,885,959

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		12.04%	14.71%	11.65%	11.96%	12.38%	12.80%	12.43%
	Tangible common equity/tangible assets	(a)/(b)	9.74%	9.43%	9.27%	9.11%	9.34%
	Tangible common equity/risk-weighted assets	(a)/(c)	14.04%	13.51%	13.06%	12.62%	12.78%
	Tangible common book value	(a)/(d)*1,000	$14.28	$13.82	$13.34	$13.17	$13.31

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,221,606	$1,192,770	$1,160,229	$1,149,484	$1,158,792
	Eliminate qualifying AOCI		(19,606)	(3,674)	11,623	11,426	(9,648)
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	68,000
	Disallowed goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			11,273	10,920	10,568	10,215	9,863
	Other disallowed intangibles		(14,861)	(15,651)	(15,532)	(16,306)	(17,181)
	Disallowed servicing intangible		(4,366)	(5,011)	(5,360)	(5,115)	(4,197)
	Total tier 1 capital		$962,942	$948,250	$930,424	$918,600	$914,525
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(68,000)
	Total tier 1 common capital	(e)	$902,942	$888,250	$870,424	$858,600	$846,525

	Tier 1 common risk-based capital ratio	(e)/(c)	13.84%	13.55%	13.32%	12.87%	12.72%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity